EXHIBIT 99



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                                  NEWS RELEASE




TF FINANCIAL CORPORATION
3 Penns Trail
Newtown, Pennsylvania 18940


For verification, contact:          John R. Stranford, President and CEO
                                    Bill Niemczura, Senior Vice President
                                      and Chief Financial Officer

Phone:      (215) 579-4000
Fax:      (215) 579-4748
For immediate release April 9, 1997



      Newtown, Pennsylvania, April 9, 1997 - - TF Financial Corporation (NASDAQ:
THRD), the holding company for Third Federal Savings Bank, today announced the completion of the repurchase of 214,869 shares of the Company's common stock. This repurchase represents approximately five percent of the outstanding shares prior to the commencement of the repurchase program of the company and reduces the total outstanding shares to 4,082,517.

      John R. Stranford, President of TF Financial Corporation, said that the repurchased shares will be retained as treasury stock.

      Third Federal Savings Bank is headquartered in Newtown, Pennsylvania and operates through its main office and fourteen retail office locations throughout Northeast Philadelphia, Lower Bucks County and Mercer County, New Jersey. The Company's Stock is traded under the symbol "THRD" on the NASDAQ Stock Market.